FORM 8-K

                 SECURITIES AND EXCHANGE COMMISSION

                        Washington, DC 20549

                           CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                1934.

   Date of Report (Date of earliest event reported) July 22, 1998.


                    DCI Telecommunications, Inc.
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       (Exact name of registrant as specified in its charter)


 Colorado                     2-96976-D             84-1155041
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(State or other             (Commission File       (IRS Employer
   jurisdiction of            Number)              Identification
   incorporation)                                     Number)

                   611 Access Road, Stratford, CT 06497
      -------------------------------------------------------------
              (Address of principal executive offices)

 Registrant's telephone number, including area code: (203) 380-0910

                      ------------------------


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   (Former name or former address, if changed since last report.)

Item 5. Other Events

On July 22, 1998, the Company announced the signing of a definitive agreement to acquire privately owned Locus Corporation, of Fort Lee, New Jersey. Locus is a global provider of prepaid phone cards, international call back, long distance and Internet services. The transaction, which is subject to financing involves a combination of cash and stock with a total valuation of $25 million.


Item 5. Other Events

The following table shows the activity of options issued through July
22, 1998.

                           Number
                       of Options    Unexersized
  Name                    Granted  Options Remaining

Joseph J. Murphy          772,727       572,727

Other Officers, Directors
  and Employees         4,129,322     2,772,277

Whyteburg Limited       2,303,500       708,144

Other CardCall
     Shareholders*      4,698,906     1,855,086

* See Schedule B in the 8K dated June 15, 1998 pertaining to the
CardCall International Holdings Acquisition

Item 7. Financial Statements and Exhibits

Pro Forma Financial Statements

Copy of Stock Purchase Agreement.

                        DCI      Edge         Locus
              Twelve Months   Twelve Months  Ten Months
                      Ended      Ended         Ended
              Mar. 31, 1998  Mar. 31, 1998   Apr. 30, 1998  Pro Forma
              -------------  -------------   -------------  ---------
                           (all numbers in thousands)

Net sales           $8,117        $8,671       $22,547      $39,335
Cost of sales        6,614         7,781        20,023       34,419
Gross margin         1,503           890         2,524        4,917
Operating expenses   3,406           820         1,150        5,376

Earnings Before Interest
   Taxes Depreciation
   Amortization    $(1,903)          $70        $1,374       $(460)

Taxes                    -             -           707         707
Interest expense       (66)            -             -         (66)
Interest income         67             -            12          79

Depreciation and
    amortization       505            23            80         608

Net income (loss)  $(2,408)          $47          $598     $(1,763)

                       Pro Forma Balance Sheet
                     (all numbers in thousands)

                      DCI       Edge     Locus  Pro Forma

Assets
Current Assets

 Cash               $1,897       333    $1,712   $3,942
 Accounts Receivable 2,312       617     3,193    6,122
 Receivable from
        Smartalk       650         -         -      650
 Investment          8,168         -         -    8,168
 Other                 138         3        18      159

Total Current
    Assets         $13,166      $953    $4,923  $19,042

Property and Equipment 578       505     1,074    2,156
Accum. Depreciation    145       191       198      533
Net Property
   & Equipment         433       314       876    1,623

Long term Receivables  929         -         -      929

Other Assets           501       235       237      974

Goodwill             7,011         -         -    7,011

Less Accum.
  Amortization         370         8         -      378

Net                  6,641        (8)        -    6,633

Total Assets       $21,671    $1,493    $6,036  $29,200

LIABILITIES AND EQUITY
Current Liabilities
  Accounts Payable  $4,939     1,100     5,916   11,955
  Other              3,964       111       161    4,235
Total Current
   Liabilities      $8,903    $1,211    $6,076  $16,190

Long Term Liabilities  718       100        31      849
Long Term debt          35       100         -      135
Deferred Taxes         254         -         -      254
Convertible Preferred
  Stock                610        96         -      706
Total Long Term
  Liabilities        1,617       296        31    1,944

Total Liabilities  $10,520    $1,507    $6,107  $18,134

Preferred Stock        305         -         -      305
Common Stock             1        11       101      113
Paid in Capital     12,856       250         -   13,106
Other               (1,749)        -         -   (1,749)
Unrealized capital loss (5)        -         -       (5)
Retained Earnings     (257)     (275)     (172)    (704)

   Total Equity    $11,151      $(14)     $(71)  $11,066

TOTAL LIABILITIES
   AND EQUITY      $21,671    $1,493    $6,036   $29,200

                    STOCK PURCHASE AGREEMENT


                             Among


                       LOCUS CORPORATION

                      LOCUS TELECOM, INC.

                           JASON CHON

                           J. P. LEE

                              and

                            JAMES JU

                         (the Sellers)

                              and



                  DCI TELECOMMUNICATIONS, INC.

                        (the Purchaser)







                         July 22, 1998

                      STOCK PURCHASE AGREEMENT


   AGREEMENT made this 22nd day of July, 1998 among LOCUS CORPORATION, a corporation organized under the laws of the State of New Jersey ("Locus"), LOCUS TELECOM, INC., a corporation organized under the laws of the State of New Jersey ("LTI") (Locus and LTI are hereinafter sometimes collectively referred to as the "Company") and JASON CHON, J.P. LEE and JAMES JU (the "Selling Stockholders") (the Company and the Selling Stockholders are sometimes collectively referred to as the "Sellers") and DCI TELECOMMUNICATIONS, INC., a corporation organized under the laws of the State of Colorado ("Purchaser").

   WHEREAS:

   A. The Company is engaged in the business of making, selling, distributing and otherwise dealing in prepaid telephone cards and other telecommunications service (collectively, the "Business").

   B.   Purchaser desires to purchase, and the Selling
Stockholders desire to sell, all of the capital stock of the Company, as more fully set forth herein.

   NOW THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made in this Agreement, the Purchaser, the Company and the Selling Stockholders hereby agree as follows:


                           ARTICLE I

                          DEFINITIONS

   Section 1.1. Definitions. As used herein, the following terms shall have the following meanings, respectively:

   "Accounts Receivable" shall mean all of the Company's accounts receivable and notes receivable arising from the sale of products, services or other assets of the Business or otherwise.

   "Affiliate" shall mean, as to any specified person, (a) any other person controlling, controlled by or under common control with such specified person, (b) any officer, director or partner of such specified person, or (c) any other person of which such specified person is an officer, employee, agent, director, shareholder or partner. The term "control", with respect to any person, means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or a partnership interest, by contract or otherwise.

   "Assets" shall mean, collectively, the Accounts Receivable, Cash, Equipment, Intellectual Property and Information,
Inventory, Leasehold Improvements and Fixtures, Prepaid Items, Leased Real Property and Rights and Other Property, all as existing on the Closing Date.

   "Cash" shall mean all of the Company's cash and cash equivalents as determined in accordance with the audit of the Closing Date Balance Sheet pursuant to Section 2.5 hereof.

   "Closing" shall mean the consummation of the transactions contemplated to occur hereunder on the Closing Date pursuant to
Article III hereof.

   "Closing Date" shall mean the fifth business day after the conditions to Closing have been satisfied, or such other date and time as shall be mutually agreed to in writing by the parties.

   "Condition" shall mean the assets, liabilities, business, prospects, operations, results of operations or condition
(financial or otherwise) of any of the Company, the Business or the Assets.

   "Employment Agreement" shall mean the employment agreement between Jason Chon and the Company in the form attached hereto as Schedule 1.2.

   "Equipment" shall mean all of the Company's furniture,
fixtures, machinery, equipment, motor vehicles, office equipment, computers, telephone switches and other telecommunications facilities, tools and replacement parts, wherever located
(including without limitation all Equipment in the possession of vendors or others), all of the Equipment on the date hereof being listed on Schedule 1.3 hereof.

   "Intellectual Property and Information" shall mean all the following assets of the Company: patents, patent applications, trademarks, trademark registrations, trademark registration applications, trade names, service marks, copyrights, computer programs, trade secrets, product related artwork and know-how.

    "March 31, 1998 Financial Statements" shall mean the Balance Sheet, Statement of Income and Retained Earnings, Statement of Cash Flows and Notes thereto of the Company at March 31, 1998 attached hereto as Schedule 1.4.

   "Leased Real Property" shall mean the real property leased by the Company and generally described on Schedule 1.5 attached hereto.

   "Leasehold Improvements and Fixtures" shall mean all of the leasehold improvements, fixtures and appurtenances owned by the Company and attached to the Leased Real Property on the date hereof as listed on Schedule 1.6 hereof.

   "Liabilities" shall mean any and all obligations or liabilities of the Company of any nature whatsoever, express or implied, disputed, liquidated or unliquidated, absolute, fixed or contingent, known or unknown.

   "Non-Competition Agreement" shall mean the Non-Competition
Agreement between Jason Chon and the Company in the form attached hereto as Schedule 1.7.

    "Liens" shall mean mortgages, liens, pledges, claims, charges, security interests, conditional sale agreements, license agreements, options, imperfections of sale, tenancies or other rights, interests or encumbrances of any nature whatsoever.

   "Preliminary Financial Statements" shall mean a Balance Sheet, Statement of Income and Retained Earnings, Statement of Cash Flows and Notes thereto of the Company as of the last day of the month preceding the month in which the Closing occurs (the "Preliminary Balance Sheet Date") prepared in accordance with generally accepted accounting principles consistently applied and in a manner consistent with the Company's historical preparation of financial statements for the Business.

   "Prepaid Items" shall mean all of the Company's prepaid expenses, including but not limited to advances and deposits, all as listed on
Schedule 1.8, attached hereto.

   "Rights and Other Property" shall mean all of the Company's assets not included in the Accounts Receivable, Cash, Equipment, Intellectual Property and Information, Inventory, Leasehold Improvements and Fixtures, Prepaid Items and Leased Real Property used or useful in carrying out the Business, including, without limitation, all of the following which relate to the Business: interests or other securities in any corporation, partnership or other entity owned by the Company, the Company' rights under the agreements identified in Schedule 4.13, rights of offset, credits, claims against third parties, causes of action, judgments, proceeds of insurance, going concern value, goodwill, rights in the name "Locus Corporation" and any variation thereof, contract rights, purchase orders, sales orders, warranties and licenses received from manufacturers and sellers of Equipment and Inventory, vendor and customer records, shipping records, franchises, licenses, permits, consents, approvals, certificates of public convenience, waivers and authorizations, technical information, telephone numbers, rights, files, books and records (whether in hard copy or magnetic form), sales and product brochures and catalogs and other sales literature and materials.

   "Shares" shall mean the all of the shares of capital stock of the Company as identified on Schedule 1.9.

                           ARTICLE II

     SALE AND PURCHASE OF SHARES; TRANSACTION CONSIDERATION

   Section 2.1. Sale and Purchase of Shares. Subject to the terms and conditions contained in this Agreement, at the Closing on the Closing Date, the Selling Stockholder shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase from the Selling Stockholder, free and clear of all Liens, all of the Shares.

   Section 2.2. Transaction Consideration. The total purchase price for the Shares (the "Purchase Price") shall be consist of cash and shares of the Purchaser's unregistered Common Stock (the "DCI
Shares") as follows:

        (a)    At Closing, Purchaser shall pay the Selling
Stockholder $10,000,000 in cash in immediately available funds in accordance with wire transfer instructions to be furnished by the Selling Stockholders at least one day before the Closing Date; and

        (b)    At Closing, Purchaser shall issue to the Selling
Stockholder 7,500,000 DCI Shares.

   Section 2.3.  Closing Date Financial Statements.

        (a)   Preliminary Financial Statements.  No later than two
(2) business days prior to the Closing Date, the Company shall, at its sole expense, deliver to Purchaser the Preliminary
Financial Statements, provided, however, that the Company shall not be obligated to deliver Preliminary Financial Statements sooner than the tenth day after the end of the month to which such Preliminary Financial Statements pertain.

        (b) Closing Date Financial Statements. The Company shall, at its sole expense and within ten (10) days following the Closing Date, deliver to Purchaser a Balance Sheet, Statement of Income and Retained Earnings, Statement of Cash Flows and Notes thereto of the Business as of the Closing Date (the "Closing Date Financial Statements") prepared in accordance with generally accepted accounting principles consistently applied.

                             ARTICLE III

                            CLOSING

   Section 3.1.  Closing.

        (a) General. Unless otherwise agreed to by the parties hereto, the closing under this Agreement (the "Closing") will be held at the offices of Whitman Breed Abbott & Morgan, 100 Field
Point Road, Greenwich, Connecticut  06830.

        (b)  Deliveries.  At the Closing:

            (i)  the Selling Stockholder will deliver to Purchaser:

                  (A)  Certificates representing all of his
Shares duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and such other instruments of transfer, sale and assignment as shall be necessary to vest in Purchaser good title to, or to assign and transfer to Purchaser all of the Selling Stockholder's and the Company's right, title and interest in the Shares and the Assets;

                  (B)  All other agreements, certificates,
consents, approvals and documentary evidence required to be delivered pursuant to Sellers' obligations hereunder and a certificate confirming the accuracy of their representations and warranties made in Article IV hereof; and

                  (C) Executed originals or counterparts of the Employment Agreement and the Non-Competition Agreement.

            (ii) Purchaser will pay to the Selling Stockholder the Purchase Price specified in Section 2.2 (a) and (b) and will deliver to Sellers such agreements, certificates, consents, approvals and documentary evidence required to be delivered pursuant to Purchaser's obligations hereunder and a certificate confirming the accuracy of its representations and warranties made in Article V hereof.

        (c) Expenses. The Purchaser and the Selling Stockholders shall each be responsible for payment of their respective costs in connection with the execution and delivery of this Agreement and consummation of the transactions contemplated hereby, provided, however, that any sales taxes, property transfer taxes and similar or related taxes payable in connection with the transfer of the Shares and Assets shall be paid by the Selling Stockholders.

        (d) Subsequent Documentation. Each of the Sellers shall at any time and from time to time upon the request of Purchaser execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further assignments and instruments of sale and transfer as may be reasonably required for the better assigning, transferring and confirming to Purchaser or its successors and assigns, or for aiding and assisting Purchaser or its successors and assigns in collecting and reducing to possession, any or all of the Shares or Assets.


                           ARTICLE IV

           REPRESENTATIONS AND WARRANTIES RESPECTING
                          THE COMPANY

   Each of the Sellers jointly and severally represents and warrants to Purchaser as follows:

   Section 4.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and is duly qualified and in good standing as a foreign corporation authorized to transact business and to own and lease property in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification in order to avoid liability or disadvantage. All of such jurisdictions are listed on Schedule 4.1.

   Section 4.2. Due Authorization. The execution and delivery of this Agreement by each of the Sellers and the sale of the Shares and performance of the obligations of each of the Sellers contemplated hereby and by the Employment and Non-Competition Agreements (together, the "Seller Agreements") have been duly and validly authorized by all necessary corporate and shareholder action. Each of the Sellers has the right, power and authority to enter into and perform this Agreement and the Seller Agreements, and this Agreement constitutes, and the Seller Agreements will, upon their execution, constitute, the valid and binding obligations of the Sellers, enforceable against the Sellers in accordance with their terms.

   Section 4.3.  Conflict with other Instruments: Absence of
Restrictions.   The execution, delivery and performance of this
Agreement and of the Seller Agreements by each of the Sellers, including without limitation the transfer of the Shares by the Selling Stockholders to Purchaser, will not contravene any provision of the Company's articles of incorporation or by-laws and will not result in a breach of, or constitute a default under, any agreement or other document to which any of the Sellers is a party or by which any of the Sellers is bound, or any decree, order or rule of any domestic or foreign court or governmental agency or any provision of applicable law which is binding on any of the Sellers or on any of the Assets, or result in the creation or imposition of any mortgage, pledge, lien, charge, assessment, encumbrance, claim or restriction of any nature on any of the Company, the Shares or the Assets or give to others any interest or rights therein or create in any third party the right to modify, terminate or accelerate (or to make a claim for damages in respect of) any instrument or contract to which any of the Sellers is a party or by which any of the Sellers is bound. To Sellers' best knowledge, the execution, delivery and performance of this Agreement and of the Seller Agreements by each of the Sellers, including without limitation the transfer of the Shares by the Selling Stockholder to Purchaser, will not adversely affect performance by third parties, or adversely change the obligations of any of the Sellers, under any instrument or contract to which any of the Sellers is a party or by which any of the Sellers is bound.

   Section 4.4. Government and Third-Party Approvals. Except as set forth on Schedule 4.4, To Sellers' best knowledge, except for state and federal regulatory agency approvals of the change in control of the Company, no consent by, approval or authorization of or filing, registration or qualification with any federal, state or local authority, or any foreign governmental authority, or any corporation, person or other entity (including any party to any contract or agreement with any of the Sellers) is required (i) for the execution, delivery or performance of this Agreement or the Seller Agreements by any of the Sellers, (ii) in connection with the consummation by the Sellers of the transactions contemplated hereby and thereby or (iii) in order to vest in Purchaser good and marketable title in and to all of the Shares upon the Closing.

   Section 4.5. Title to Shares and Assets and Related Matters. The Selling Stockholders have good, valid and marketable title to all of the Shares and the Company has good, valid and marketable title to all of its assets constituting the Assets, whether tangible or intangible, and whether consisting of real or personal property and all such Shares and Assets are held free and clear of any Liens except the Liens identified on Schedule 4.5 and liens for current taxes and assessments not yet due and payable. The instruments of transfer to be executed by the Selling Stockholders at the Closing will be effective to transfer to Purchaser good and marketable title to, and assign to Purchaser all of the Selling Stockholders' right, title and interest in and to, the Shares free and clear of any Liens.

   Section 4.6.   Other Representations Regarding Assets and Shares.

       (a) Accounts Receivable. All of the Accounts Receivable as of the Preliminary Financial Statement Date will be reflected on the Preliminary Financial Statements and all of the Accounts Receivable as of the Closing Date will be reflected on the

Closing Date Financial Statements. The Accounts Receivable listed on the Preliminary Financial Statements and/or on the Closing Date Financial Statements (i) have arisen or will arise solely in the ordinary course of business of the Company; and (ii) represent or will represent, upon their creation, valid obligations due to the Company and are enforceable or will, upon their creation, be enforceable in accordance with their terms, provided that nothing herein shall constitute or imply a guarantee of collectibility of the Accounts Receivable. At the Purchaser's request, an aging of Accounts Receivable will be provided to the Purchaser before Closing.

        (b) Cash Accounts. Schedule 4.6(b) lists each bank and mutual fund account and safe deposit box of the Company and each person authorized to sign checks or withdraw funds from such accounts and to have access to such safe deposit boxes.

        (c) Equipment. The items of Equipment are, and on the Closing Date will be, in good working order and fit for their intended use exclude, ordinary wear and tear excepted. The Equipment includes all of the motor vehicles and other machinery and equipment currently used in the operation of the Business.

        (d) Inventory. All raw materials and supplies held or owned by the Company for use in the Business are fit for their intended use and are in good and usable condition, and all product inventories held or owned by the Company are in first class condition appropriate for distribution and sale in the ordinary course of business.

        (e) Leasehold Improvements. The Leasehold Improvements are, and on the Closing Date will be, in good working order and fit for their intended use, ordinary wear and tear excepted. The Leasehold Improvements include all of the leasehold improvements, fixtures and appurtenances currently used in operating the Business. To Sellers' best knowledge, all of the Leasehold Improvements may be removed by the current lessee from the premises on which they are attached without giving rise to any obligation on the part of the Company, as the lessee, to compensate the applicable landlord for any diminution in the value of the leased premises as a result of such removal.

        (f) Real Property. Seller has previously delivered to Purchaser copies of the Leases for the Leased Real Property.

   With respect to the Leases for the Leased Real Property, no breach or event of default on the part of Company, no breach or event of default on the part of any other party thereto and no event that, with the giving of notice or lapse of time, or both, would constitute such breach or event of default has occurred and is continuing unremedied or unwaived that could adversely affect the Condition.

   To Seller's best knowledge, the buildings and improvements constituting a part of the Leased Real Property, and the operation or maintenance thereof as operated and maintained, do not contravene any zoning or building law or ordinance or other administrative regulation or violate any restrictive covenant or any provision of federal, state or local or foreign law. There is no outstanding notice of violation, order or citation against the Company under any law, ordinance, governmental rule or regulation relating to any of the Leased Real Property.

   No real property is owned, leased, operated, occupied or used by the Company in connection with the operation of the Business, other than the Leased Real Property.

        (g) Intellectual Property and Information. The Intellectual Property and Information includes all of the Company's industrial and intellectual property rights which are used or useful in operating the Business. No claim is pending or threatened to the effect that (i) the present or past operations of the Business infringe upon or conflict with the asserted rights of any other person in respect of any Intellectual Property and Information or (ii) any Intellectual Property and Information is invalid or unenforceable. No contract, agreement or understanding with any party exists that would impede or prevent the ownership or use by Purchaser of the entire right, title and interest of the Company in and to the Intellectual Property and Information. None of the patents, trademarks, trade names, service marks, copyrights, computer programs or trade secrets included within the Intellectual Property and Information infringes on the rights of third parties.

        (h) Generally. The Assets constitute all of the assets of the Company used in carrying out the Business, and the Assets constitute all of the assets set forth on the December 31, 1997 Financial Statements, the Preliminary Financial Statements and the Closing Date Financial Statements (other than such assets as the Company shall have disposed of since such dates in the ordinary course of business consistent with past practices).

        (i) Subsidiaries. The Company has no subsidiaries and has never had any subsidiaries. Locus and LTI are corporations which are under the common control of the Selling Stockholders and are therefore Affiliates of each other. Locus and LTI are also Affiliates of LPI, an inactive Delaware corporation which is not included in the transaction contemplated by this Agreement.

        (j) Shares. All of the Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable.
The Selling Stockholders are the record and beneficial owners of all of the Shares as set forth in Schedule 1.9, free and clear of any and all Liens. The Shares are transferable without restriction. There are no agreements, commitments or restrictions relating to the ownership or voting of any of the Shares.

        (k) Options or Other Rights. There is no outstanding option, warrant, call, commitment, subscription, conversion privilege or other agreement requiring the issuance, sale, disposition, purchase or redemption of any shares of stock or other securities of the Company (and there is no agreement or commitment to issue any such option, warrant, call, subscription, conversion privilege or other right). None of the shares of stock or other securities of the Company are reserved for issuance for any purpose.

   Section 4.7. Conduct of Business. Between December 31, 1997 and the date hereof, the Sellers have conducted the Business only in the ordinary course and in a manner consistent with their past practices.

   Section 4.8. Absence of Liabilities. On December 31, 1997, the Preliminary Financial Statement Date and the Closing Date the
Company had or will have no Liabilities except as and to the extent reflected in the Financial Statements of such dates or in this Agreement or in any Schedule hereto and except for potential federal pay phone compensation liability for dial around calls and the Universal Service Fund Fees which may be applicable to pay phone companies and which has not been paid or reserved for in the Financial Statements. The Company has no Liabilities and no basis for any such Liability exists other than(i) any reflected in the Financial Statements referred to herein, in this Agreement or in any Schedule hereto or (ii) any arising since the date of the Financial Statements in the ordinary course of business of the Company and in compliance with the covenants and agreements herein contained.

   Section 4.9. Permits and Approvals. To Sellers' best knowledge, except for state and federal regulatory agency approvals of the change in control of the Company, Schedule 4.9 contains a true and correct description of all licenses, permits, approvals, authorizations, consents and registrations pertaining to the Business, the Assets and the Company, all of which are in full force and effect, and the Business is currently being operated in compliance with the terms of each of the foregoing. Except as set forth on Schedule 4.9, Purchaser will not be required, prior to or following the Closing, to file, apply for or obtain any license, permit, approval, authorization, consent or registration in order to own and operate the Assets and the Business as currently owned and operated by the Company.

   Section 4.10. Compliance with Law. To Sellers' best knowledge, Sellers have complied with each, and the Sellers are not in violation of, any, law, ordinance or governmental rule or regulation to which the Company, the Business or the Assets are subject, other than with respect to the payment of pay phone compensation liability for dial around calls and the Universal Service Fund Fees specified above. and has not failed to obtain, or to adhere to the requirements of, any license, permit or authorization necessary to the ownership of the Assets or the operation of the Company or the Business.

   Section 4.11.  Litigation.  Except as set forth on Schedule
4.11, no litigation, arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Sellers, threatened against Sellers with respect to the Company, the Business or any of the Assets, and the Sellers know of no basis for any such litigation, arbitration, investigation or proceeding; and the Sellers are not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which affects the Company, the Business or the Assets or their operation.

   Section 4.12. Absence of Changes. Between December 31, 1997 and the date hereof there has not been and between the date hereof and the Closing Date there will not be:

        (a) Any material change in the Condition, except changes in the ordinary course of business, none of which individually or in the aggregate has been or will be prior to the Closing materially adverse to the Company, the Business or the Assets or could materially affect the Condition;

        (b) Any damage, destruction or loss, whether or not covered by insurance or any other event or condition which has had or would have a material adverse effect, in the aggregate, on the Assets or on the Condition;

        (c) Any sale or transfer of any of the assets of the Company, except in the ordinary course of business;

        (d) Any Lien created or suffered to be created by the Sellers on any of the Assets;

        (e) Any declaration, setting aside or payment of any dividends on any other distribution in respect of, or any direct or indirect repurchase, redemption or other acquisition of any of the capital stock of the Company;

        (f) Any transaction entered into by or binding upon the Company other than in the ordinary course, provided that the Company may implement plans to purchase another switch for approximately
$250,000;

        (g) Any claims (other than accounts payable, taxes and claims of trade creditors incurred in the ordinary course of business) relating to the Company, the Business or the Assets not covered by applicable policies of liability insurance within the maximum insurable limits of such policies;

        (h) Any cancellation of contracts relating to the Company; or

        (i) Any material deterioration in the financial or competitive prospects of the Company.

   Section 4.13. Contracts, Leases, Etc. Except as listed and described on Schedule 4.13 or any other Schedule attached hereto, the Company is not a party to any written or oral:

        (a) agreement or commitment with any present or former shareholder, director, officer, employee or consultant or for the employment of any person, including any consultant;

        (b) agreement, commitment or arrangement with any labor union or other representative of employees;

        (c) agreement or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party which involves in any one case Twenty-five Thousand Dollars ($25,000.00) and is not cancelable on thirty (30) days notice or less without penalty except that the Company may implement plans to purchase another switch for approximately $250,000;

        (d) representative, distribution, purchase or sales agency agreement, contract or commitment;

        (e) lease under which the Company is either lessor or lessee;

        (f) note, debenture, mortgage, pledge, charge, security agreement, bond, conditional sale agreement, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for borrowing or lending of money (including, without limitation, loans to or from officers, directors or any member of their immediate families) agreement or arrangements for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

        (g) agreement, contract or commitment for any capital expenditure in excess of Twenty-five Thousand Dollars ($25,000.00), except that the Company may purchase another switch for approximately $250,000;

        (h) agreement, contract or commitment limiting or restraining it from engaging or competing in any lines of business with any person;

        (i) license, franchise, distributorship or other similar agreement, including those which relate in whole or in part to any patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how;

        (j) profit sharing, stock purchase, stock option, pension, retirement, long-term disability, hospitalization, insurance or similar material plans providing employee benefits;

        (k) other agreement requiring payments or other consideration by or from the Company in excess of Twenty-five
Thousand Dollars ($25,000.00) during the remainder of its term except that the Company may implement plans to purchase another switch for approximately $250,000; or

        (l) other material agreement, contract or commitment not made in the ordinary course of business.

        (All of the foregoing agreements, contracts, commitments, leases and other instruments, documents and undertakings being called the "Contracts").

  To Sellers' best knowledge, each of the Contracts is valid and enforceable in accordance with its terms; the parties thereto are in compliance with the provisions thereof; to Sellers' best knowledge, no party is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein; no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder; and to Sellers' best knowledge the Company's rights under the Contracts will not be affected by the purchase of the Shares by Purchaser and are transferable by the Company to Purchaser without restriction (except for the approvals and consents listed on Schedule 4.4). None of the terms or provisions of any of the Contracts adversely affects the Condition or includes a restriction on the Company's ability to compete.

   Section 4.14. Relationship With Customers and Suppliers. The Company has used its reasonable business efforts to maintain, and currently maintains, good working relationships with all of its customers and suppliers. Schedule 4.14 contains a list of the names of each of the five (5) customers who, in the aggregate, for the three (3) fiscal years ending December 31, 1995, 1996 and 1997, were the largest dollar volume customers of products and services sold by the Company. None of said customers has given the Company notice terminating, canceling or threatening to terminate or cancel any contract or with the Company. Schedule 4.14 also contains a list of the five (5) suppliers of the Company who, in the aggregate, for the three (3) fiscal years ending December 31, 1995, 1996 and 1997, were the largest dollar volume suppliers of supplies used by Seller. None of said suppliers has given the Company notice terminating, canceling or threatening to terminate or cancel any contract or relationship.

   Section 4.15. Taxes. Except for possible federal pay phone compensation for dial around calls and Universal Service Fund fees which may be applicable to phone companies, the Company has duly and timely filed with the appropriate governmental agencies (federal, state, local and foreign) all tax and other returns required to be filed by it. The Company has paid, or has made sufficient provision for the payment of, all taxes required (i) to be paid by it for all fiscal and other applicable tax periods which have ended or (ii) to be accrued for the portion of the current fiscal or other current applicable tax period up to the day prior to the Closing Date. No deficiencies for any taxes have been asserted in writing or assessed against the Company which remain unpaid and which individually or in the aggregate are material to the Condition.

   Section 4.16. Insurance. Schedule 4.16 sets forth a list of all policies or binders of fire, liability, product liability, worker's compensation, vehicular or other insurance (including all self-insurance programs) held or maintained by or on behalf of the Company (specifying for each such insurance policy, except the policies for worker's compensation and vehicular insurance, the insurer, the policy number or covering note number with respect to binders, and each pending claim thereunder of more than $5,000 and setting forth the aggregate amounts paid out under each such policy through the date hereof). To Sellers' best knowledge, such policies, programs and binders are valid, in full force and effect and sufficient to protect the Company, the Business and the Assets against all insured hazards.

   Section 4.17. Officers. Schedule 4.17 lists each of the officers of the Company (collectively, the "Officers") and the aggregate compensation as base annual salary, wages and bonuses paid to each such Officer during the twelve months ended December 31, 1996, December 31, 1997 and the date on which the most recent salary increase went into effect for each of the Officers and the amount of each such increase.

   Section 4.18. Strikes, Picketing, etc: Overtime, Back Wage, Vacation, Discrimination, and Occupational Safety Claims. There has never been any strike, picketing, work stoppage or labor dispute by any union or other group of employees of the Company, and to the knowledge of the Company, no such action or dispute has been threatened. There are no outstanding claims against the Company (whether under federal, state or foreign law, under any employment agreement, union labor contract or otherwise) asserted by any present or former employee of the Company on account of or for (i) wages, salary, overtime pay or vacation pay or pay in lieu of vacation time, other than overtime pay for work done during the current payroll period; or (ii) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work. No person or party has asserted or threatened to assert any claims against the Company arising out of any statute, ordinance or regulation relating to discrimination or occupational safety in employment or employment practices (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, or the Age Discrimination in Employment Act of 1967, as amended).

   Section 4.19. Pension and Other Employee Benefit Plans. There is set forth or identified in Schedule 4.19 all of the plans, funds, policies, programs, arrangements or understandings sponsored or maintained by the Company which provide any employee of the Company(or any dependent or beneficiary of any such employee) with (i) retirement benefits; (ii) severance or separation from service benefits; (iii) incentive, performance, stock, share appreciation or bonus awards; (iv) health care benefits; (v) disability income or wage continuation benefits;
(vi) supplemental unemployment benefits; (vii) life insurance, death or survivor's benefits; (viii) accrued sick pay or vacation pay; or (ix) any other type of material benefit offered under any arrangement subject to characterization as an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and not excepted by Section 4 of ERISA (the foregoing being collectively called "Employee Benefit Plans"). None of such Employee Benefit Plans is an "employee benefit pension plan" or a "pension plan" as defined in Section 3(2) of ERISA. As to any Employee Benefit Plan identified in Schedule 4.19, each of the following is true: (i) all amounts due from the Company as contributions to the date hereof have been paid or accrued on their books; (ii) the Company and any Affiliated Company (as hereinafter defined) have performed or satisfied all material obligations required to be performed or satisfied by them under, and are not in default under or in violation of, any Employee Benefit Plan and, to the best of Sellers' knowledge, no other party is in default thereunder or in violation thereof; (iii) the Company and any Affiliated Company are in compliance in all material respects with the requirements (including reporting and disclosure requirements applicable to them) prescribed by all statutes, orders or governmental rules or regulations applicable to the Employee Benefit Plans, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (iv) neither the Company nor any Affiliated Company or any other "disqualified person" or "party in interest" (as defined in section 4975 of the Code and section 3(14) of ERISA, respectively) has engaged in any "prohibited transaction," as such term is defined in section 4975 of the Code or section 406 of ERISA, which could subject any Employee Benefit Plan (or its related trust), the Company or any Affiliated Company, Purchaser, any shareholder, officer, director, partner or employee of the Company, any Affiliated Company or Purchaser, or any trustee, administrator or other fiduciary of any Employee Benefit Plan to the tax or penalty imposed under section 4975 of the Code or section 502(i) of ERISA; and (v) there are no material actions, suits or claims pending (other than routine claims for benefits) or, to the best of Sellers' knowledge, threatened, against any Employee Benefit Plan or against the assets of any Employee Benefit Plan. For purposes of this Section 4.19, "Affiliated Company" shall mean any member (whether or not incorporated) of a group which is part of a controlled group of corporations or under common control (within the meaning of the regulations promulgated under Section 414 of the Code) and of which the Company is a member. The Company does not maintain or participate in, and has never maintained or participated in, any "multi-employer plans" as defined in Section 3(37) of ERISA.

   Section 4.20. Contracts with Affiliates. There are no contracts, obligations or arrangements between the Company and any Affiliate, director, officer, shareholder or employee of the Company, or any Affiliate of any such person.

   Section 4.21. Commission. Neither the Sellers nor anyone acting on their behalf has made any agreement or taken any action which may cause anyone claiming through Sellers to become entitled to a commission as a result of the sale of the Shares or the consummation of the other transactions contemplated by this Agreement except for Mr. Robert Cefale of R,C& A Group, whose commission or finder's fee will be paid by the Selling Stockholders.

   Section 4.22. Statements and Other Documents Not Misleading. Neither this Agreement, including all Schedules, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Sellers to Purchaser in connection with the transactions contemplated hereby contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading. There is no fact known to Sellers which may materially adversely affect the Condition which has not been set forth in this Agreement or the Schedules.

   Section 4.23.  Acquisition of DCI Shares for Investment.  The
Selling Stockholder is acquiring the DCI Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such shares.

   Section 4.24. Financial Statements. Each of the financial statements of the Company (including, in each case, any related notes thereto) provided to Purchaser by the Sellers (including without limitation the March 31, 1998 Financial Statements, the Preliminary Financial Statements and the Closing Date Financial Statements) was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presented or will fairly present the financial position of the Company as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.


                           ARTICLE V

      REPRESENTATIONS AND WARRANTIES RESPECTING PURCHASER

   Purchaser represents and warrants to the Sellers as follows:

   Section 5.1. Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and is duly qualified and in good standing as a foreign corporation authorized to transact business and to own and lease property in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification in order to avoid liability or disadvantage. All of such jurisdictions are listed on Schedule 5.1.

   Section 5.2. Due Authorization. The execution and delivery of this Agreement by Purchaser and the purchase of the Shares and performance of the obligations of Purchaser contemplated hereby have been duly and validly authorized by all necessary corporate action. Purchaser has the corporate right, power and authority to enter into and perform this Agreement, and this Agreement constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

   Section 5.3. Conflict With Other Instruments: Absence of Restrictions. The execution, delivery and performance of this Agreement and of the Employment Agreement by Purchaser, including without limitation the issuance of DCI Shares to the Selling Stockholders, will not contravene any provision of the certificate of incorporation or by-laws of Purchaser and will not result in a breach of, or constitute a default under, any agreement or other document to which Purchaser is a party or by which Purchaser is bound, or any decree, order or rule of any court or governmental agency or any provision of applicable law which is binding on Purchaser or result in the creation or imposition of any mortgage, pledge, lien, charge, assessment, encumbrance, claim or restriction of any nature on the Purchaser or give to others any interest or rights therein or create in any third party the right to modify, terminate or accelerate (or to make a claim for damages in respect of) any instrument or contract to which the Purchaser is a party or by which the Purchaser is bound. To Purchaser's best knowledge, the execution, delivery and performance of this Agreement and of the Employment Agreement by the Purchaser, including without limitation the issuance of DCI Shares to the Selling Stockholders, will not adversely affect performance by third parties, or adversely change the obligations of the Purchaser, under any instrument or contract to which the Purchaser is a party or by which the Purchaser is bound.


   Section 5.4. Government and Third-Party Approvals. To Sellers' best knowledge, except for such state and federal regulatory agency approvals as the Company and the Selling Stockholders may determine are necessary for the change in control of the Company, no consent by, approval or authorization of or filing, registration or qualification with any federal, state or local authority, or any corporation, person or other entity (including any party to any contract or agreement with Purchaser) is required (i) for the execution, delivery or performance of this Agreement or the Seller Agreements by Purchaser (ii) in connection with the Purchaser's consummation of the transactions contemplated hereby and thereby or (iii) in order to vest in Purchaser good and marketable title in and to all of DCI Shares upon the Closing. Counsel for the Company shall determine what state regulatory approvals are necessary for the change in control of the Company and shall opine in accordance with Section 7.12(h) hereof that such approvals have been applied for and will be obtained.

   Section 5.5. Commission. Neither Purchaser nor anyone acting on its behalf has made any agreement or taken any action which may cause anyone claiming through Purchaser to become entitled to a commission as a result of the purchase of the Shares or the consummation of the other transactions contemplated by this Agreement.

   Section 5.6 Acquisition of Shares for Investment. Purchaser is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such shares.

   Section 5.7 SEC Filings, Financial Statements. (a) Purchaser has made available to the Sellers all forms, reports and documents filed with the Securities and Exchange Commission ("SEC") since March 1, 1998 and all amendments and supplements to all such reports filed by the Company with the SEC (collectively, the "DCI SEC Reports").

   (b) Each of the financial statements (including, in each case, any related notes thereto) contained in the DCI SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presented the financial position of Purchaser as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

   Section 5.8 DCI Shares. The DCI Shares to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable. The Selling Stockholders will, upon consummation of the transactions contemplated hereby, be the record and beneficial owners of all of the DCI Shares free and clear of any and all Liens, subject to the provisions of Section
6.8 hereof regarding registration and registration rights and further subject to the provisions of Section 9.3 hereof regarding the voting of the DCI Shares.

   Section 5.9. Absence of Changes. Between December 31, 1997 and the date hereof there has not been and between the date hereof and the Closing Date there will not be:

        (a) Any adverse change in the Purchaser's financial condition, except changes in the ordinary course of business, none of which individually or in the aggregate has been or will be prior to the Closing materially adverse to the Purchaser, its business, assets or financial condition;

        (b) Any damage, destruction or loss, whether or not covered by insurance or any other event or condition which has had or would have a material adverse effect, in the aggregate, on the Purchaser's assets or on the Condition;

        (c) Any sale or transfer of any of the Purchaser's assets, except in the ordinary course of business;

        (d) Any Lien created or suffered to be created by the Purchaser on any of its assets;

        (g) Any claims (other than accounts payable, taxes and claims of trade creditors incurred in the ordinary course of business) relating to the Purchaser, its business or its assets not covered by applicable policies of liability insurance within the maximum insurable limits of such policies, except as set forth on Schedule 5.9 hereto;

        (h) Any cancellation of contracts relating to the Purchaser; or

        (i) Any material deterioration in the financial or competitive prospects of the Purchaser.

   Section 5.10. Contracts with Affiliates. There are no contracts, obligations or arrangements between the Company and any Affiliate, director, officer, shareholder or employee of the Purchaser, or any affiliate of any such person, except for employment agreements and obligations pursuant to the Purchaser's benefit and incentive plans.

   Section 5.11. Statements and Other Documents Not Misleading. Neither this Agreement, including all Schedules, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Purchaser to Sellers in connection with the transactions contemplated hereby contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading. There is no fact known to the Purchaser which may materially adversely affect the financial condition of the Purchaser which has not been set forth in this Agreement or the Schedules.

   Section 5.12. Financial Statements. The March 31, 1998 financial statements of the Purchaser provided to the Sellers were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) and fairly presented the financial position of the Purchaser as at the date thereof and the results of its operations and cash flows for the period indicated.

                           ARTICLE VI

              CERTAIN COVENANTS AND OTHER MATTERS

   Section 6.1. Corporate Examinations and Investigations. Between the date hereof and the Closing Date, the Company agrees to cooperate (and to cause its officers, employees, consultants, agents, attorneys and accountants to cooperate) fully with Purchaser and with Purchaser's counsel, accountants and representatives in the conduct of a due diligence investigation of the Company from financial, legal, environmental, insurance, valuation, solvency and any other perspectives and, in connection with such due diligence investigation, to grant to Purchaser and such representatives access to the properties, records and, with the prior consent of the Company (which shall not be unreasonably withheld), employees, customers, creditors, vendors and suppliers of the Company. No investigation by Purchaser shall diminish any of the representations, warranties, covenants or agreements of Sellers under this Agreement or reduce Purchaser's right to pursue such remedies at law or hereunder as it would otherwise have in the absence of having conducted such investigation, nor shall any investigation by the Sellers diminish any of the representations, warranties, covenants or agreements of the Purchaser under this Agreement or reduce the Sellers' rights to pursue such remedies at law or hereunder as they would otherwise have in the absence of having conducted such investigation.

   Section 6.2. Consents, Further Assurances. Consistent with the terms and conditions hereof, each party hereto will use its best efforts to execute and deliver such other documents and take such other actions as reasonably requested by the other party to fulfill the conditions precedent to the obligation of the other party to consummate the purchase and sale of the Shares or as the other party hereto may reasonably request in order to carry out this Agreement and the transactions contemplated hereby. Purchaser and Sellers shall use their best efforts and will cooperate with each other to the extent reasonably necessary to obtain all consents, approvals and waivers, if any, from third parties required to consummate the transactions contemplated hereby or which, if not obtained, would materially adversely affect the Condition or the operation of the Business or Assets.

   Section 6.3.  Conduct of Business Prior to the Closing.
Between the date of this Agreement and the Closing:

        (a) The Company shall conduct its business, operations, activities and practices (including, without limitation, its maintenance and management of Cash) in the usual and ordinary course, consistent with its past practices;

        (b) The Sellers shall not take, suffer or permit any action which would render untrue any of the representations or warranties of Sellers herein contained, and Sellers shall not omit to take any action the omission of which would render untrue any such representation or warranty;

        (c) The Sellers shall preserve the Company's business organization intact, keep available to the Company and to Purchaser the present services of the Company's employees; preserve for the Company and Purchaser the goodwill of the Company's suppliers and customers and others with whom business relationships pertaining to the Business exist; maintain its tangible property in the same condition as it now exists, ordinary wear and tear excepted; maintain its insurance policies in full force and effect; and maintain in full force and effect all agreements, licenses, permits, authorizations and approvals necessary for the operation of the Business;

        (d) The Company shall not grant or otherwise make, or agree to grant or otherwise make, any increase in compensation to any employees;

        (e) The Company shall not sell or dispose of any of its assets used or useful in the operation of the Business (otherwise than in the ordinary course of business consistent with past practice);

        (f) The Company shall not enter into any agreement not in the ordinary course of business; and

        (g) The Company shall not cancel, waive or modify any claims or rights owned by, or running in favor of, it, which claims or rights will be transferred to Purchaser.

   Section 6.4. Removal of Liens. The Company covenants and agrees to cause all of the liens identified on Schedule 4.5 hereof to be removed from the Assets on or prior to the Closing
Date, unless otherwise consented to by Purchaser.

   Section 6.5. Notice to Purchaser. Sellers covenant and agree to provide Purchaser with immediate notice of any occurrence which could adversely affect the Condition.

   Section 6.6. No Voluntary Bankruptcy Filing. Sellers covenant and agree that they will not cause the Company to institute any bankruptcy, reorganization, arrangement or insolvency proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors on or prior to the Closing Date.

   Section 6.7. Restriction on Certain Discussions and Actions. Sellers agree that until the Closing Date they will refrain, and will direct and cause the officers, directors, affiliates, employees, attorneys, accountants and other agents and representatives of the Company to refrain, from taking any action, directly or indirectly, to solicit, encourage, initiate or participate in any way in discussions or negotiations with, or furnish any information with respect to the Company, the Business, the Shares or the Assets to, any person or other entity (other than Purchaser and its representatives) in connection with any possible or proposed sale of capital stock, merger or other business combination involving the Company, the Business or the acquisition of a substantial equity interest in the Company, the Business or the Assets or any similar transaction involving the Business, the Shares or the Assets. The Sellers agree that they will not (without Purchaser's prior written consent) disclose this Agreement or the matters referred to herein to any other prospective acquirer of the Company, the Business the Assets or the Shares until after the Closing Date.

   Section 6.8.   Securities Law Restrictions on Transfers;
Registration Rights.

        (a) The Selling Stockholders understand that the offer and/or sale of the DCI Shares constituting the Purchase Price (the "Registerable Shares") to the Selling Stockholders is not required to be registered under the Securities Act by reason of a private placement exemption for the offer and sale of such shares. The Selling Stockholders further understand that by virtue of the provisions of certain rules respecting "restricted securities" promulgated under such federal and/or state laws, unless such secondary distribution and/or resale is registered, such DCI Shares which the Selling Stockholders are acquiring by virtue of this Agreement must be held indefinitely and may not be sold, transferred, pledged, hypothecated or otherwise encumbered for value, unless and until such secondary distribution is registered under the Securities Act and/or state securities laws or unless an exemption from registration is available, in which case the Selling Stockholders still may be limited as to the amount of such shares that may be sold, transferred, pledged and/or encumbered for value.

        (b) The Selling Stockholders agree that any certificates evidencing such shares shall be stamped or otherwise imprinted with a conspicuous legend to give notice of the securities law transfer restrictions set forth herein and acknowledges that Purchaser may cause stop transfer orders to be placed on any Selling Stockholder's account.

        (c) The Purchaser agrees to file a registration statement on Form S-3 or the appropriate form upon request made by the Selling Stockholders any time subsequent to the expiration of a six month period after the Closing Date with respect to the Registerable Shares. Such filing will be made by the Purchaser not later than thirty (30) days after receipt of the Selling Stockholders' request to file such registration hereunder.

        (d) In addition to the registration rights accorded the Selling Stockholders pursuant to Section 6.8(c) hereof, whenever Purchaser proposes to register (either on its own behalf or on behalf of holders of its equity securities) any of its equity securities under the Securities Act (other than pursuant to registrations of equity securities to be sold under one or more of Purchaser's employee benefit plans on Form S-8), and the registration form to be used may be used for a registration of the Registerable Shares, Purchaser will give prompt written notice to the Selling Stockholders of its intention to effect such a registration and will include in such registration all Registerable Shares with respect to which Purchaser has received written request by the holder thereof for inclusion therein within 15 days after the mailing of Purchaser's notice. Any registrations requested pursuant to this Subsection are referred to herein as "Piggyback Registrations."

             (1)  Priority on Primary Registrations.

                  If a Piggyback Registration is an underwritten primary registration on behalf of Purchaser, and the managing underwriters advise Purchaser in writing that, in their opinion, the number of equity securities requested to be included in such registration exceeds the number which can be sold in such offering, Purchaser will include in such registration (i) first, the equity securities Purchaser proposes to sell, (ii) second, the Registerable Shares requested to be included in such Piggyback Registration, pro rata among the holders of such Registerable Shares based upon a fraction, with respect to each holder, the numerator of which is the number of Registerable Shares requested to be sold by such holder, and the denominator of which is the number of Registerable Shares requested to be included in such Piggyback Registration by all holders of the Registerable Shares and (iii) third, any other equity securities requested to be included in such registration.

 (2)  Priority on Secondary Registrations.

        If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Purchaser's equity securities, and the managing underwriters advise DCI in writing that, in their opinion, the number of equity securities requested to be included in such registration exceeds the number which can be sold in such offering, Purchaser will include in such registration (i) first, the equity securities to be sold in the secondary offering by the holders of Purchaser's equity securities, (ii) second, the Registerable Shares requested to be included in such Piggyback Registration, pro rata among the holders of such Registerable Shares based upon a fraction, with respect to each holder, the numerator of which is the number of Registerable Shares requested to be sold by such holder, and the denominator of which is the number of Registerable Shares requested to be included in such Piggyback Registration by all holders of Registerable Shares, and (iii) third, any other equity securities requested to be included in such registration.

            (3)  Expenses of Piggyback Registrations.

                  Purchaser shall pay all expenses incident to Piggyback Registrations, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Purchaser and all independent, certified public accountants, underwriters (excluding discounts and commissions) and any other persons retained by Purchaser in connection with such Piggyback Registrations. The holders of the Registerable Shares requesting the Piggyback Registration(s) will be required to pay their pro rata share of any underwriter and/or brokerage commissions, attributable to the inclusion of the Registerable Shares in the Piggyback Registration(s).

             (4)  Other Registrations.

                  If Purchaser has previously filed a
registration statement with respect to the Registerable Shares pursuant to a Piggyback Registration and if such previous registration has not been withdrawn or abandoned, Purchaser will not file or cause to be effective any other registration statement with respect to any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except with respect to securities to be sold under any of Purchaser's employee benefit plans registered on Form S-8), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least three months has elapsed from the effective date of such Piggyback Registration.

             (5)  Holdback Agreement.

                  (i) The Selling Stockholder holder agrees not to effect any public sale or distribution of equity securities of Purchaser, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the ninety day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten Registration), unless the underwriters managing the registered Piggyback public offering otherwise agree. This restriction shall not apply in the case of Registerable Shares which have been registered previously in a Piggyback Registration.

                  (ii) Purchaser agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the ninety day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration or with respect to sale of its securities under any employee benefit plan pursuant to registration on Form S-8), unless the underwriters managing the registered Piggyback public offering otherwise agree.

        (e) Purchaser's registration obligations under this Agreement are "best efforts" obligations only and shall in no event obligate Purchaser to effectuate a shelf registration of the Registerable Shares under Rule 415. Whenever any Selling Stockholder has requested that the Registerable Shares be registered pursuant to the provisions of this Agreement, Purchaser will use its best efforts to file a registration statement on Form S-3 or the appropriate form with respect to the Registerable Shares, and to obtain such approvals or file such notices as may be required by applicable law in connection with the issuance, registration or listing of the Registerable Shares, provided that Purchaser will not be required to:

                  (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph;

                  (ii) subject itself to taxation in any
                       jurisdiction where it would not otherwise be subject to taxation but for this subparagraph;

                  (iii)consent to general service of process
                       in any jurisdiction where it would
                       not otherwise be subject to process
                       but for this subparagraph.

     6.9 Tag-Along Rights. The Purchaser shall not approve nor recommend to its stockholders any transfer of shares of the common stock of the Purchaser (a "Transfer") whereby the transferee, together with the transferee's affiliates, shall obtain a majority of the then outstanding shares of common stock of the Purchaser, unless the transferee also offers to purchase at the same time all of the DCI Shares held by the Selling Stockholders at the same price per Share and upon the same other terms and conditions applicable to the Transfer. The term "price per Share" set forth in the preceding sentence shall be deemed to include any form of payment, compensation or financial benefit payable directly or indirectly to a stockholder in consideration for or in connection with the transfer of common stock pursuant to a Transfer, provided, however, that payment of reasonable compensation for services to be actually rendered after the sale shall not be included.


                          ARTICLE VII

           CONDITIONS TO THE OBLIGATION OF PURCHASER

   The obligation of Purchaser to proceed with the Closing under this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, each of which may be waived by Purchaser:

   Section 7.1   Board Approval.  This Agreement and the
transactions contemplated hereby and the Non-Competition and Employment Agreements shall have been approved by the Board of Directors of the Purchaser.

   Section 7.2. Representations and Warranties True. The representations and warranties of Sellers contained in this Agreement and the information contained in the Schedules to this Agreement and any closing documents delivered by Sellers in connection with this Agreement shall have been true and correct in all respects when made and shall be true and correct in all respects at the Closing Date as though made at such time, and Sellers shall have delivered to Purchaser a certificate to that effect. In the event that any fact or circumstance pertaining to a representation or warranty of the Sellers contained in this Agreement is not true and correct as of the scheduled Closing Date and the breach of such representation or warranty can be corrected by action of the Sellers, the Sellers shall have a period of thirty (30) days after notice from the Purchaser to cure such breach.

   Section 7.3. Performance of Obligations. The obligations of the Sellers to be performed by them on or before the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all respects and, at the Closing, Sellers shall have delivered to Purchaser a certificate to that effect.

   Section 7.4. Consents. All consents, approvals and waivers from third parties (including, without limitation, lenders) and government agencies required to consummate the transactions contemplated hereby, as specified on Schedule 4.4, or requested by Purchaser in connection with the consummation of the transactions contemplated hereby, shall have been obtained. In the event that the Sellers have not obtained approvals of all necessary state regulatory agencies for a change in control of the Company prior to Closing, the Purchaser shall accept an opinion from counsel for the Company pursuant to Section 7.12(h) hereof stating that all such approvals as may be necessary have been applied for and will be granted.

   Section 7.5. Absence of Litigation. There shall not be any litigation or proceeding, pending or threatened (including, without limitation, any litigation or proceeding arising under antitrust or securities laws), to restrain or invalidate the sale and purchase of the Shares or the other transactions contemplated herein, and no action or proceeding shall be pending or, to the knowledge of Sellers, threatened against Sellers or the Assets, at law or in equity, before any federal or state court or governmental commission or in arbitration or by or before any administrative agency, which action or proceeding would materially adversely affect the Condition, nor shall any judgments, consents, injunctions or any other judicial or administrative mandates be outstanding against Sellers which would materially adversely affect the Condition.

   Section 7.6. Certified Resolutions. Purchaser shall have received a certified copy of the resolutions of the Board of Directors and of the shareholder (if necessary) of the Company authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and therein.

   Section 7.7. Certificates of Good Standing; Tax Lien Certificates. Purchaser shall have received a good standing certificate with respect to the Company dated not more than ten
(10) days prior to the Closing Date from the appropriate governmental officials. Purchaser shall have received a tax clearance certificate dated not more than thirty (30) days prior to the Closing Date from the appropriate governmental officials in each jurisdiction where the Business is conducted.

   Section 7.8. Execution of Certain Agreements. Chon shall have executed and delivered Employment and Non-Competition
Agreements in the forms contained in Schedules 1.2 and 1.7, respectively.

   Section 7.9. Delivery of Specified Documents. Sellers shall have delivered to Purchaser all of the documents and instruments specified in Section 3.1(b)(i) hereof on or prior to the Closing
Date.

   Section 7.10. Financing. Purchaser shall have obtained a financing in the amount of $10 million upon terms and conditions satisfactory to the Company and its investment bankers within ninety (90) days after the date this Agreement has been executed. Purchaser shall use its best efforts to obtain such financing, but shall not be obligated to accept financing on terms and conditions which are commercially or competitively unreasonable, including terms and conditions relating to interest rates, future financings and acquisitions, or security interests. The Sellers will cooperate fully with the Purchaser in the Purchaser's efforts to obtain financing, including the provision of the Company's financial statements, forecasts and projections to potential lenders. The Purchaser will keep the Sellers reasonably informed as to the status of its financing efforts.

   Section 7.11. Opinion of Counsel for Sellers. Sellers shall have delivered to Purchaser an opinion or opinions of counsel dated the date of the Closing and satisfactory to Purchaser and its counsel, to the effect that:

        (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and Seller is duly qualified and in good standing as a foreign corporation authorized to transact business and to own and lease property in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties owned or leased by it requires such qualification in order to avoid liability or disadvantage;

        (b) Each of the Sellers has the right, power and authority to enter into this Agreement, and to perform its obligations under this Agreement, and the Selling Stockholders have the right, power and authority to sell, assign, transfer, convey and deliver the Shares and enter into the Non-Competition and Employment Agreements and to perform their respective obligations thereunder;

        (c) The execution and delivery by Sellers of this Agreement and the Non-Competition and Employment Agreements and the performance by Sellers of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary corporate action, including shareholder approval, and do not and will not contravene any provisions of the Company's articles of incorporation or by-laws or any instrument or agreement to which any of the Sellers is a party or which is binding on the assets of the Company; and this Agreement and the Non-Competition and Employment Agreements have been duly executed and represent the valid and binding obligations of Sellers, enforceable against Sellers, in accordance with their terms, subject to bankruptcy, reorganization, moratorium, insolvency or other laws and decisions affecting creditors' rights generally and to general equity principles;

        (d) The instruments of transfer delivered by the Selling Stockholders to Purchaser at the Closing have been duly authorized and executed by and are binding and enforceable against the Selling Stockholders in accordance with their respective terms, subject to bankruptcy, reorganization, moratorium, insolvency or other laws and decisions affecting creditors' rights generally and to general equity principles, and are effective to transfer and convey good and marketable title to and assign all of the Selling Stockholders' right, title and interest in and to the Shares, free and clear of all Liens;

        (e) The execution and delivery by Sellers of this Agreement and the Non-Competition and Employment Agreements and the performance by Sellers of the transactions contemplated hereunder and thereunder do not conflict with any law, statute, regulation or court or administrative order;

        (f) Such counsel has not been engaged by Sellers to devote substantive attention in the form of legal representation of Sellers with respect to any order, notice, claim, litigation, proceeding or investigation by or before any court or governmental agency pending against or directly affecting
Sellers;

        (g) Such counsel has no knowledge, without having undertaken an independent investigation, of any action or proceeding instituted or threatened by or before any court or other governmental body to restrain or prohibit or to obtain damages or other relief in connection with this Agreement, and the Non-Competition and Employment Agreements or the transactions contemplated hereby or thereby; and

        (h) All consents, permits or approvals as may be necessary from any federal or state regulatory agency for the change in control of the Company upon consummation of the transactions contemplated by this Agreement have been applied for and obtained, or if not yet obtained as of the Closing Date, will be obtained unconditionally in due course thereafter and further that the transactions contemplated by this Agreement will not be prevented or invalidated if consummated prior to the issuance of any such approval.


                          ARTICLE VIII

            CONDITIONS TO THE OBLIGATION OF SELLERS

   The obligation of Sellers to proceed with the Closing under this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, each of which may be waived by Sellers:

   Section 8.1. Board or Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the Company's Board of Directors or the Selling Stockholder.

   Section 8.2. Representations and Warranties True. The representations and warranties of Purchaser contained in this Agreement and the information in the Schedules to this Agreement and any closing documents delivered by Purchaser in connection with this Agreement shall have been true and correct in all respects when made and shall be true and correct in all respects at the Closing Date as though made at such time and, at the Closing, Purchaser shall have delivered to Sellers a certificate to that effect signed by its President. In the event that any fact or circumstance pertaining to a representation or warranty of the Purchaser contained in this Agreement is not true and correct as of the scheduled Closing Date and the breach of such representation or warranty can be corrected by action of the Purchaser, the Purchaser shall have a period of thirty (30) days after notice from Seller to cure such breach.

   Section 8.3. Performance of Obligations. Each of the obligations of Purchaser to be performed by it on or before the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all respects and, at the Closing, Purchaser shall have delivered to Sellers a certificate to that effect signed by its President.

   Section 8.4. Absence of Litigation. There shall not be any litigation or proceeding, pending or threatened (including, without limitation, any litigation or proceeding arising under antitrust or securities laws), to restrain or invalidate the sale and purchase of the Shares or the other transactions contemplated herein which would, in the judgment of Sellers, made in good faith, involve expense or lapse of time that would be materially adverse to the interests of Seller.

   Section 8.5. Opinion of Counsel for Purchaser. Purchaser shall have delivered to Sellers an opinion of its counsel, Whitman Breed Abbott & Morgan, dated the date of the Closing and satisfactory to Seller and its counsel, to the effect that:

        (a) Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado;

        (b) The execution and delivery by Purchaser of this Agreement and the performance by it of the transactions contemplated hereunder have been duly authorized by all necessary corporate action, do not and will not contravene any provisions of Purchaser's articles of incorporation or by-laws and represent the valid and binding obligations of Purchaser enforceable in accordance with their respective terms, subject to bankruptcy, reorganization, moratorium, insolvency or other laws and decisions affecting the rights of creditors generally and to general equity principles; and

        (c) Such counsel has no knowledge, without having undertaken an independent investigation, of any action or proceeding instituted or threatened by or before any court or other governmental body to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.


                           ARTICLE IX

               POST-CLOSING COVENANTS OF SELLERS

   Section 9.1. Books and Records of Sellers. Following the Closing, Sellers agree to permit Purchaser and its representatives to inspect the books and records of the Company not included in the Assets or the Business insofar as they relate to the Assets or the Business during regular business hours and at no expense to Sellers in order for Purchaser and such representatives to obtain information relevant to the Closing Date Financial Statements and to Purchaser's tax returns, third party claims or litigation involving Purchaser, or as otherwise reasonably required for the conduct of Purchaser's business.

   Section 9.2. Voting of DCI Shares. The Selling Stockholders agree that they will vote all shares of DCI Common Stock owned or controlled by them in accordance with the recommendations of management of DCI up to and including the second anniversary of the Closing Date, provided, however, that the Selling Stockholders may vote their DCI Shares in their own discretion with respect to any proposal to:

               (a) take any action that would materially and adversely alter or change the rights, preferences or privileges of DCI Common Stock; or

               (b) increase or decrease the total authorized number of shares of DCI Common Stock.


   Section 9.4 Pursuit of Regulatory Approvals. The Sellers will at their expense continue to pursue the approval of any state and federal regulatory agency as may be necessary for the change in control of the Company if such approval has not been granted as of the Closing Date.


                           ARTICLE X

              POST-CLOSING COVENANTS OF PURCHASER

   Section 10.1. Books and Records of the Company. Following the Closing, Purchaser agrees to permit Sellers and their representatives to inspect the books and records of the Company included in the Assets insofar as they relate to the period prior to Closing during regular business hours and at no expense to Purchaser in order for Sellers and such representatives to obtain information relevant to the Closing Date Balance Sheet and to Sellers' tax returns, third party claims or litigation involving Sellers, or as otherwise reasonably required for the conduct of Sellers' business. Purchaser agrees to maintain such books and records for a period of five (5) years after the Closing Date.

   10.2 Board Representation. The Selling Stockholder shall be entitled to serve on the Purchaser's Board of Directors commencing with the first meeting of such Board following the Closing Date, and the Selling Stockholder shall continue to be entitled to serve on such Board for so long as either the Employment Agreement or the Non-Competition Agreement shall remain in effect or the Selling Stockholder continues to own at least 1,500,000 DCI Shares.


                           ARTICLE XI

              SURVIVAL; INDEMNIFICATION; EXPENSES

   Section 11.1.  General Indemnification.

        (a) The Selling Stockholders jointly and severally agree to (i) indemnify, defend and hold harmless Purchaser, the Company and each of their directors, officers, employees, affiliates, agents and shareholders from and against any and all losses, damages, liabilities, costs and claims arising out of, based upon or resulting from (x) any inaccuracy of any representation or warranty of Sellers which is contained in or made pursuant to this Agreement, and (y) any breach by any Selling Stockholder of any of their agreements or obligations contained in or made pursuant to this Agreement, and (ii) reimburse Purchaser, the Company and each of their directors, officers, employees, affiliates, agents and shareholders for any and all fees, costs and expenses of any kind related thereto (including, without limitation, any and all Legal Expenses, as defined below). As used in this Section 11.1, "Legal Expenses" of a person shall mean any and all reasonable out-of-pocket fees, costs and expenses of any kind incurred by such person and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

        (b) Purchaser hereby agrees to (i) indemnify, defend and hold harmless the Selling Stockholders from and against any and all losses, damages, liabilities, costs and claims arising out of, based upon or resulting from (w) any inaccuracy of any representation or warranty of Purchaser which is contained in or made pursuant to this Agreement, (x) any breach by Purchaser of any of its agreements or obligations contained in or made pursuant to this Agreement, and (y) any liability of Sellers which Purchaser assumes pursuant to this Agreement; and (ii) reimburse the Selling Stockholders for any and all fees, costs and expenses of any kind related thereto (including, without limitation, any and all Legal Expenses).

        (c) Promptly after receipt by any person entitled to indemnification under this Section 11.1 (an "indemnified party") of notice of the commencement of any action in respect of which the indemnify party will seek indemnification hereunder, the indemnified party shall so notify in writing the person(s) from whom indemnification hereunder is sought (collectively, the "indemnifying party"), but any failure so to notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party under this Section 11.1 except to the extent that the indemnifying party's ability to defend such claim is materially prejudiced by the failure to give such notice. The indemnifying party shall be entitled to participate in the defense of such action and to assume control of such defense; provided, however, that:

                 (i) the indemnified party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

                 (ii) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such claim or ceasing to defend against such claim, if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party;

                (iii) the indemnifying party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from liability in respect of such claim; and

                 (iv) the indemnifying party shall not be entitled to control but shall be entitled to participate at its own expense in the defense of, and the indemnified party shall be entitled to have sole control at its own expense over, the defense or settlement of any claim to the extent the claim seeks an order, injunction or other equitable relief against the indemnified party which, if successful, could materially interfere with the business, operations, assets, condition or prospects of the indemnified party.

         (d) After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such action, the indemnifying party shall not be liable to such indemnified party hereunder for any Legal Expenses subsequently incurred by such indemnify party in connection with the defense thereof. If the indemnifying party does not assume control of the defense of such claims as provided in this
Section 11.1, the indemnified party shall have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party therefor in accordance with this Section 11.1. The reimbursement of fees, costs and expenses required by this Section 11.1 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

         (e) Any other provision hereof to the contrary notwithstanding, the parties agree that the representations and warranties of the parties contained in this Agreement and in any certificates, documents or instruments delivered pursuant to this Agreement shall survive for a period of one year after the Closing Date, regardless of any investigation made by either party prior to the date hereof or prior to the Closing Date and regardless of the fulfillment of any condition to Closing set forth in Article 7 or 8 hereof.

          (f) No indemnification amount shall be payable hereunder by a party unless and until the aggregate indemnification liability of such party shall exceed $250,000 and such indemnification liability shall include only the amount in excess of such $250,000.


                          ARTICLE XII

                          TERMINATION

   Section 12.1.  Termination.  This Agreement may be
terminated prior to the Closing as follows:

               (i) at the election of Purchaser, if any condition set forth in Article VII to its obligation to proceed with the Closing has not been fulfilled on the Closing Date;

               (ii) at the election of Sellers, if any condition set forth in Article VIII to their obligation to proceed with the Closing has not been fulfilled on the Closing Date;

               (iii) at the election of Purchaser, if Sellers have materially breached (which shall mean involving a cost in excess of $250,000) any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date;

               (iv) at the election of Sellers, if Purchaser has materially breached (which shall mean involving a cost in excess of $250,000) any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date;

               (v) at the election of Purchaser or Sellers, if any legal proceeding is commenced or threatened by any governmental or regulatory body or other person (other than Purchaser or Sellers) against the consummation of the Closing and either Purchaser or Seller, as the case may be, reasonably and in good faith deem it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof, taking into account the potential expense and delay likely to be involved;

               (vi) at any time on or prior to the Closing Date, by mutual written consent of Purchaser and Sellers; or

               (vii) at the election of Purchaser or Sellers, if the Closing has not occurred on or prior to December 31, 1998.

   If this Agreement so terminates, it shall become null and void and have no further force and effect, except as provided in
Section 12.2.

   Section 12.2. Survival. If this Agreement is validly terminated pursuant to Section 12.1 and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; provided, however, that if Purchaser terminates this Agreement because any of the conditions contained in Sections 7.1, 7.2, or
7.11 have not been satisfied or if Sellers terminate this Agreement because any of the conditions contained in Sections 8.1, 8.2 or 8.3 have not been satisfied then the terminating party shall have the right to pursue all of its legal remedies for breach of contract and damages; provided further that if this Agreement is validly terminated pursuant to Section 12.1 and the transactions contemplated hereby are not consummated as described above the provisions of any confidentiality agreement between the parties relating to the obligation of Purchaser to keep confidential and not to use certain information obtained by it from Sellers and to return documents and copies thereof to Sellers and the provisions of Section 12.3 relating to responsibility for expenses shall survive. No party hereto shall have any liability to any other party in respect of a valid termination of this Agreement pursuant to Section 12.1, except to the extent set forth above.

   Section 12.3. Expenses if No Closing. If the Closing does not occur and the transactions contemplated hereby are not consummated, then, subject to the right of a non-defaulting party to recover costs and expenses from a defaulting party pursuant to
Section 12.2, subject to the proviso in Section 3.1(c) hereof and subject to the provisions of Section 6.3(a) through (d) hereof, all costs and expenses incurred in connection with this Agreement shall be paid by the person incurring such expenses, i.e., by Purchaser if incurred by Purchaser and by Sellers if incurred by Sellers.

                          ARTICLE XIII

                            GENERAL

   Section 13.1. No Tax Representations. Sellers and Purchaser agree that, except as specifically provided herein, no representation or warranty has been made by them as to the tax consequences of the transactions contemplated by this Agreement or the results of the allocation of the amount of, or the consideration comprising, the Purchase Price, that each is engaging separate counsel with respect to such tax consequences, and that each is assuming its own respective tax liability, if any, arising out of this Agreement or the consummation of the transactions contemplated hereunder.

   Section 13.2.  Regarding the Representations and Warranties.

               (a) Independence. Each of the representations and warranties made by Sellers in Article IV is independent of the other representations and warranties made therein, and each of the representations and warranties made by Purchaser in
Article V is independent of the other representations and warranties made therein.

               (b)  Knowledge Qualification.  Whenever a
representation or warranty is made herein based on the knowledge of Sellers or Purchaser (as the case may be) such representation or warranty is made based on the actual or constructive knowledge of Sellers or Purchaser (as the case may be) and on the knowledge which Sellers or Purchaser (as the case may be) would have if it
(they) had conducted a diligent inquiry into the subject matter of the representation or warranty.

   Section 13.3. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto, except that Purchaser, without the consent of Sellers, may assign any or all of its rights under this Agreement to an assignee of Purchaser; provided that such assignment shall not relieve Purchaser of any of its liabilities and obligations to Sellers hereunder.

   Section 13.4.  Waiver.  Any term or provision of this
Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

   Section 13.5.  Dispute Resolution.

               (a) Good-Faith Negotiations. If any dispute arises under this Agreement that is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith. If the parties are unable to resolve the dispute between them within twenty (20) business days (or such period as the parties shall otherwise agree) through such negotiations, then any such disputes shall be resolved in the following manner.

               (b) Binding Arbitration. All claims, disputes, controversies and other matters in question between the parties to this Agreement, arising out of, or relating to this Agreement, or the breach thereof and which cannot be resolved by the parties shall be settled by binding arbitration held in New York, New York and conducted in accordance with the Commercial Rules of the American Arbitration Association ("AAA") then in effect. The parties shall endeavor to agree upon a single arbitrator as to any claim, dispute or controversy involving less than $250,000. Any party may insist on three arbitrators for any claim, dispute
or controversy involving more than $250,000.   In addition, each
party shall have the right to take discovery of the other party by any or all methods provided in the Federal Rules of Civil Procedure. The arbitrator or arbitrators may upon request exclude any evidence not made available to the other party pursuant to a proper discovery request from being used in the arbitration proceeding.

               (c) Scope of Arbitration. The arbitrator or arbitrators shall have no power or authority to add to or detract from the agreements of the parties. The arbitrator or arbitrators shall have no authority to award punitive, exemplary, consequential, special, indirect or incidental damages.

               (d) Expenses of Arbitration. The expenses of arbitration shall be borne equally by Purchaser and the Selling
Stockholders.

   Section 13.6. Notices. All notices, requests, demands, waivers, consents, approvals, or other communications which are required or permitted hereunder shall be in writing and shall be delivered personally, sent by reputable overnight courier service (such as Federal Express), sent by telecopier, or sent by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth below:

         If to Purchaser:     Philip Baroff, Esq.
                              DCI Telecommunications, Inc.
                              611 Access Road
                              Stratford, Connecticut  06497
                              Telecopier: 203-380-0915

         With a copy to:      Anthony M. Macleod, Esq.
                              Whitman Breed Abbott & Morgan
                              100 Field Point Road
                              Greenwich, Connecticut  06830
                              Telecopier: 203-869-1951

         If to Sellers:       Mr. Jason Chon
                              Locus Corporation
                              2160 North Central Road
                              Fort Lee, New Jersey 07024
                              Telecopier: 201-947-6108

         With a copy to:      Kenneth I. Schaner, Esq.
                              Swidler & Berlin
                              3000 K Street N.W., Suite 400
                              Washington, D.C. 20007-5116
                              Telecopier: 202-424-7645

or to such other address or telecopier number as the party entitled to receive such notice may, from time to time, specify in writing to the other party.

   Section 13.7.  Governing Law.  This Agreement shall be
governed as to its validity, interpretation and effect by the laws of the State of Connecticut.

   Section 13.8. No Third-Party Beneficiaries. Notwithstanding anything to the contrary contained herein, no provision of this Agreement is intended to benefit any person other than the signatories hereto nor shall any such provision be enforceable by any other person.

   Section 13.9. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   Section 13.10. Schedules.  All Schedules referred to in this
Agreement are intended to be and are specifically incorporated by reference herein.

   Section 13.11.  Section Headings.  All section headings
herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

   Section 13.12. Contents of Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the transaction contemplated hereby and shall not be amended or terminated except by a written instrument duly executed by each of the parties hereto. Any and all prior or contemporaneous agreements or understandings between the parties regarding the subject matter hereof are superseded in their entirety by this Agreement.

   Section 13.13. Counterparts. This Agreement may be executed in two or more fully executed counterparts, each of which shall be deemed an original, but all of such counterparts together shall constitute but one and the same instrument.

   Section 13.15. Press Releases. Prior to the Closing, except as may be required by law, (i) Purchaser shall not issue a press release or make any other public announcement concerning this Agreement or its subject matter without advance approval thereof by Sellers, and (ii) Sellers shall not issue a press release or make any other public announcement concerning this Agreement or its subject matter without advance approval thereof by Purchaser.

   IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


                              LOCUS CORPORATION

                              By______________________________
                                          Jason Chon
                                           President

                             ________________________________
                                          JASON CHON

                              ________________________________
                                           J.P.LEE

                              _________________________________
                                           JAMES JU

                              DCI TELECOMMUNICATIONS, INC.

                              By______________________________
                                       Joseph J. Murphy
                                          President

                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    DCI Telecommunications, Inc.

                    Joseph J. Murphy
                    __________________________
                    Joseph J.  Murphy
                    President
                    Date: July 26, 1998